UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

GENCO SHIPPING & TRADING LIMITED

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry Into A Material Definitive Agreement

On June 10, 2015, Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco” or the “Company”), Baltic Trading Limited, a Marshall Islands corporation (“Baltic Trading”) and Poseidon Merger Sub Limited, a Marshall Islands corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), entered into an Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”) by and among such parties dated as of April 7, 2015.  The Merger Agreement contains a condition to the merger that the merger be approved by holders of a majority of Baltic Trading common stock and Class B Stock outstanding and entitled to vote thereon, excluding the Company, its subsidiaries, and directors and officers of Baltic Trading who are also directors or officers of the Company.  The Amendment clarifies, as was the parties’ intention, that such condition is non-waivable by the parties to the Merger Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Important Information for Investors and Shareholders

In connection with the proposed transaction between Baltic Trading and the Company, Baltic Trading and the Company intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Company registration statement on Form S-4 filed on May 4, 2015 that includes a preliminary joint proxy statement of the Company and Baltic Trading that also constitutes a preliminary prospectus of the Company. The definitive joint proxy statement/prospectus will be delivered to shareholders of the Company and Baltic Trading. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND BALTIC TRADING ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, BALTIC TRADING AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by the Company and Baltic Trading through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company (when available) will be available free of charge on the Company’s internet website at www.gencoshipping.com.  Copies of the documents filed with the SEC by Baltic Trading (when available) will be available free of charge on Baltic Trading’s internet website at www.baltictrading.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder.  However, Baltic Trading, the Company, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC.  In addition, Baltic Trading and the Company have retained D.F. King & Co., Inc. to solicit proxies in connection with the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Baltic Trading and the Company shareholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the preliminary joint proxy statement/prospectus. Information about the directors and executive officers of Baltic Trading and of the Company is set forth in the preliminary joint proxy statement/prospectus and amendments to both companies’ Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on April 30, 2015.  These documents are available free of charge from the sources indicated above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 10, 2015, by and among Genco Shipping & Trading Limited, Poseidon Merger Sub Limited and Baltic Trading Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2015

GENCO SHIPPING & TRADING LIMITED

	By	/s/ John C. Wobensmith
John C. Wobensmith
President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 10, 2015, by and among Genco Shipping & Trading Limited, Poseidon Merger Sub Limited and Baltic Trading Limited.